EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-37962) and related prospectus of eGlobe, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements of Trans Global Communications, Inc. and subsidiaries, included in eGlobe Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 22, 2000.


                                        /s/ Ernst & Young LLP


New York, New York
July 24, 2000